Exhibit 99.1

Press Release

Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Announces Strong FY2019 Results and Raises Guidance for FY2020
Cloud Revenue Growth Accelerating, Targeting 30% to 40% CAGR Over Next Three Years
Strong Momentum Expected to Drive 10% Total Revenue Growth and Continued Margin Expansion in FY2020
Raising Annual Non-GAAP Guidance: Increasing Revenue by $25 Million to $1.370 Billion and EPS by 10 Cents to $3.60

MELVILLE, N.Y., March 27, 2019 - Verint® Systems Inc. (NASDAQ: VRNT), a global Actionable Intelligence® leader, today announced results for the three months and year ended January 31, 2019 (FY2019).

“We believe our strong results and over achievement reflect the successful execution of the growth strategy that we implemented approximately two years ago. We learned about our customers' mounting business and security challenges, and we responded by accelerating our automation and cloud innovation. We believe our automation and cloud strategy will further differentiate Verint in a market that is increasingly embracing Actionable Intelligence solutions. We are experiencing strong business momentum including cloud growth acceleration. We entered the new year with improved visibility, are raising our annual guidance and also providing targets for cloud growth over the next three years,” said Dan Bodner, Verint CEO.

FY2019 Financial Highlights (Year Ending January 31, 2019, Compared to Prior Year)

GAAP	Non-GAAP
Revenue of $1,230 million, up 8.3%	Revenue of $1,245 million, up 8.2%
Gross margin of 63.5%, up 290bps	Gross margin of 66.6%, up 120bps
Operating income of $114 million, up 135%	Operating income of $267 million, up 18%
Operating margin of 9.3%, up 500bps	Operating margin of 21.4%, up 180bps
Diluted EPS of $1.00, vs. ($0.10) in FY18	Diluted EPS of $3.21, up 14.2%
Cash flow from operations of $215 million, up 22%

For the fourth quarter of FY2019, GAAP revenue and diluted EPS increased to $330 million and $0.41, respectively. On a non-GAAP basis, revenue and diluted EPS increased to $337 million and $1.08, respectively.

Bodner continued, “The momentum we experienced throughout FY2019 continued in Q4, and we finished the year strong. I am pleased with our cloud acceleration, ending the year with approximately 40% ARR growth, laying a strong foundation for future growth. We expect non-GAAP cloud revenue to increase by more than 40% this year to nearly $250 million, and to increase at a 30% to 40% CAGR over the next three years. We are also pleased with our GAAP cash from operations which came in strong at $215 million, a 22% increase year-over-year. We believe our strong results and momentum reflect the strategic decisions we have made over the last two years and the growing adoption of Actionable Intelligence solutions by the market. We have accelerated our pace of innovation and we are well positioned with a differentiated portfolio for sustained growth and market leadership."

Financial Outlook for FY2020 (Year Ending January 31, 2020)

Today, we are raising our non-GAAP outlook for revenue and EPS for the year ending January 31, 2020 as follows:

•	Revenue: Increasing by $25 million to $1.37 billion with a range of +/- 2%

◦	Reflects 10% year-over-year growth

•	EPS: Increasing by 10 cents to $3.60 at the midpoint of our revenue guidance

◦	Reflects 12% year-over-year growth

In addition to raising our annual guidance, we expect a strong first fiscal quarter with 8% year-over-year growth in non-GAAP revenue and 14% year-over-year growth in non-GAAP EPS.

Our non-GAAP outlook for the three months ending April 30, 2019 and year ending January 31, 2020 excludes the following GAAP measures which we are able to quantify with reasonable certainty:

•	Amortization of intangible assets of approximately $15 million and $56 million, for the three months ending April 30, 2019 and year ending January 31, 2020, respectively.

•	Amortization of discount on convertible notes of approximately $3 million and $12 million, for the three months ending April 30, 2019 and year ending January 31, 2020, respectively.

Our non-GAAP outlook for the three months ending April 30, 2019 and year ending January 31, 2020 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•
Revenue adjustments are expected to be between approximately $7 million and $9 million, and $21 million and $25 million, for the three months ending April 30, 2019 and year ending January 31, 2020, respectively.

•
Stock-based compensation is expected to be between approximately $14 million and $16 million, and $66 million and $70 million, for the three months ending April 30, 2019 and year ending January 31, 2020, respectively, assuming market prices for our common stock approximately consistent with current levels.

Our non-GAAP outlook does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.

We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. While historical results may not be indicative of future results, actual amounts for the three months and year ended January 31, 2019 and 2018 for the GAAP measures excluded from our non-GAAP outlook appear in Table 3 to this press release.

Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three months and year ended January 31, 2019 and outlook. An online, real-time webcast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-844-309-0615 (United States and Canada) and 1-661-378-9462 (international) and the passcode is 3466919. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see the tables below as well as "Supplemental Information About Non-GAAP Financial Measures" at the end of this press release.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a global leader in Actionable Intelligence® solutions with a focus on customer engagement optimization and cyber intelligence. Today, over 10,000 organizations in more than 180 countries—including over 85 percent of the Fortune 100—count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of general economic conditions in the United States and abroad, particularly in information technology spending and government budgets, on our business; risks associated with our ability to keep pace with technological changes, evolving industry standards and challenges, to adapt to changing market potential from area to area within our markets, and to successfully develop, launch, and drive demand for new, innovative, high-quality products that meet or exceed customer needs, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets, including with respect to maintaining revenues, margins, and sufficient levels of investment in our business and operations; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, reputational considerations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to properly manage investments in our business and operations, execute on growth initiatives, and enhance our existing operations and infrastructure, including the proper prioritization and allocation of limited financial and other resources; risks associated with our ability to retain, recruit, and train qualified personnel in regions in which we operate, including in new markets and growth areas we may enter; risks that we may be unable to establish and maintain relationships with key resellers, partners, and systems integrators and risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain components, products, or services, including companies that may compete with us or work with our competitors; risks associated with the mishandling or perceived mishandling of sensitive or confidential information, including information that may belong to our customers or other third parties, and with security vulnerabilities or lapses, including cyber-attacks, information technology system breaches, failures, or disruptions; risks that our products or services, or those of third-party suppliers, partners, or OEMs which we use in or with our offerings or otherwise rely on, including third-party hosting platforms, may contain defects, develop operational problems, or be vulnerable to cyber-attacks; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, fluctuations in foreign exchange rates, and challenges associated with a significant portion of our cash being held overseas; risks associated with political factors related to our business or operations, including reputational risks associated with our security solutions and our ability to maintain security clearances where required as well as risks associated with a significant amount of our business coming from domestic and foreign government customers; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate, including, among others, with respect to trade compliance, anti-corruption, information security, data privacy and protection, tax, labor, government contracts, relating to both our own operations as well as the use of our solutions by our customers; challenges associated with selling sophisticated solutions, including with respect to assisting customers in understanding and realizing the benefits of our solutions, and developing, offering, implementing, and maintaining a broad and sophisticated solution portfolio; challenges associated with pursuing larger sales opportunities, including with respect to longer sales cycles, transaction reductions, deferrals, or cancellations during the sales cycle, risk of customer concentration, our ability to accurately forecast when a sales opportunity will convert to an order, or to forecast revenue and expenses, and increased volatility of our operating results from period to period; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property, claim infringement on their intellectual property rights, or claim a violation of their license rights, including relative to free or open source components we may use; risks that our customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of the successor to CTI's business operations, Mavenir, Inc., being unwilling or unable to provide us with certain indemnities to which we are entitled; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, and personnel and our ability to successfully implement and maintain enhancements to the foregoing and adequate systems and internal controls for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with changing accounting principles or standards, tax laws and regulations, tax rates, and the continuing availability of expected tax benefits; and risks associated with market volatility in the prices of our common stock and convertible notes based on our performance, third-party publications or speculation, or other factors. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2019, when filed, and other filings we make with the SEC.

VERINT, ACTIONABLE INTELLIGENCE, THE CUSTOMER ENGAGEMENT COMPANY, NEXT IT, FORESEE, OPINIONLAB, KIRAN ANALYTICS, TERROGENCE, SENSECY, CUSTOMER ENGAGEMENT SOLUTIONS, CYBER INTELLIGENCE SOLUTIONS, EDGEVR, RELIANT, VANTAGE, STAR-GATE, SUNTECH, and VIGIA are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2019	2018	2019	2018
Revenue:
Product	$127,074	$120,606	$454,650	$399,662
Service and support	203,156	198,125	775,097	735,567
Total revenue	330,230	318,731	1,229,747	1,135,229
Cost of revenue:
Product	29,005	33,281	129,922	131,989
Service and support	75,046	70,654	293,888	276,582
Amortization of acquired technology	6,524	9,970	25,403	38,216
Total cost of revenue	110,575	113,905	449,213	446,787
Gross profit	219,655	204,826	780,534	688,442
Operating expenses:
Research and development, net	53,113	48,732	209,106	190,643
Selling, general and administrative	114,701	112,355	426,183	414,960
Amortization of other acquired intangible assets	8,289	7,482	31,010	34,209
Total operating expenses	176,103	168,569	666,299	639,812
Operating income	43,552	36,257	114,235	48,630
Other income (expense), net:
Interest income	1,531	684	4,777	2,477
Interest expense	(9,674)	(8,962)	(37,344)	(35,959)
Losses on early retirements of debt	—	(216)	—	(2,150)
Other (expense) income, net	(1,712)	3,373	(3,906)	5,902
Total other expense, net	(9,855)	(5,121)	(36,473)	(29,730)
Income before provision for income taxes	33,697	31,136	77,762	18,900
Provision for income taxes	5,389	12,850	7,542	22,354
Net income (loss)	28,308	18,286	70,220	(3,454)
Net income attributable to noncontrolling interests	1,002	1,189	4,229	3,173
Net income (loss) attributable to Verint Systems Inc.	$27,306	$17,097	$65,991	$(6,627)

Net income (loss) per common share attributable to Verint Systems Inc.:
Basic	$0.42	$0.27	$1.02	$(0.10)
Diluted	$0.41	$0.26	$1.00	$(0.10)

Weighted-average common shares outstanding:
Basic	65,305	63,811	64,913	63,312
Diluted	66,504	65,139	66,245	63,312

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Segment Revenue
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2019	2018	2019	2018
GAAP Revenue By Segment:
Customer Engagement	$211,557	$208,424	$796,287	$740,067
Cyber Intelligence	118,673	110,307	433,460	395,162
GAAP Total Revenue	$330,230	$318,731	$1,229,747	$1,135,229

Revenue Adjustments:
Customer Engagement	$6,233	$3,906	$15,059	$14,971
Cyber Intelligence	200	89	293	258
Total Revenue Adjustments	$6,433	$3,995	$15,352	$15,229

Non-GAAP Revenue By Segment:
Customer Engagement	$217,790	$212,330	$811,346	$755,038
Cyber Intelligence	118,873	110,396	433,753	395,420
Non-GAAP Total Revenue	$336,663	$322,726	$1,245,099	$1,150,458

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2019	2018	2019	2018

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$219,655	$204,826	$780,534	$688,442
GAAP gross margin	66.5%	64.3%	63.5%	60.6%
Revenue adjustments	6,433	3,995	15,352	15,229
Amortization of acquired technology	6,524	9,970	25,403	38,216
Stock-based compensation expenses	1,577	2,597	5,735	8,465
Acquisition expenses, net	358	22	347	113
Restructuring expenses	366	286	1,503	2,223
Non-GAAP gross profit	$234,913	$221,696	$828,874	$752,688
Non-GAAP gross margin	69.8%	68.7%	66.6%	65.4%

Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income

GAAP operating income	$43,552	$36,257	$114,235	$48,630
As a percentage of GAAP revenue	13.2%	11.4%	9.3%	4.3%
Revenue adjustments	6,433	3,995	15,352	15,229
Amortization of acquired technology	6,524	9,970	25,403	38,216
Amortization of other acquired intangible assets	8,289	7,482	31,010	34,209
Stock-based compensation expenses	16,148	18,913	66,657	69,366
Acquisition expenses, net	5,651	(859)	9,927	1,596
Restructuring expenses	1,925	1,960	4,944	13,517
Impairment charges	—	3,324	—	3,324
Other adjustments	(355)	970	(633)	2,061
Non-GAAP operating income	$88,167	$82,012	$266,895	$226,148
As a percentage of non-GAAP revenue	26.2%	25.4%	21.4%	19.7%

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(9,855)	$(5,121)	$(36,473)	$(29,730)
Unrealized losses (gains) on derivatives, net	896	(1,359)	1,135	(3,236)
Amortization of convertible note discount	3,021	2,866	11,850	11,243
Loss on early retirement of debt	—	747	—	2,681
Acquisition expenses, net	58	152	374	862
Restructuring expenses	—	—	—	139
Non-GAAP other expense, net(1)	$(5,880)	$(2,715)	$(23,114)	$(18,041)

Table of Reconciliation from GAAP Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for income taxes	$5,389	$12,850	$7,542	$22,354
GAAP effective income tax rate	16.0%	41.3%	9.7%	118.3%
Non-GAAP tax adjustments	4,211	(3,436)	19,345	1,646
Non-GAAP provision for income taxes	$9,600	$9,414	$26,887	$24,000
Non-GAAP effective income tax rate	11.7%	11.9%	11.0%	11.5%

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. to Non-GAAP Net Income Attributable to Verint Systems Inc.

GAAP net income (loss) attributable to Verint Systems Inc.	$27,306	$17,097	$65,991	$(6,627)
Revenue adjustments	6,433	3,995	15,352	15,229
Amortization of acquired technology	6,524	9,970	25,403	38,216
Amortization of other acquired intangible assets	8,289	7,482	31,010	34,209
Stock-based compensation expenses	16,148	18,913	66,657	69,366
Unrealized losses (gains) on derivatives, net	896	(1,359)	1,135	(3,236)
Amortization of convertible note discount	3,021	2,866	11,850	11,243
Loss on early retirement of debt	—	747	—	2,681
Acquisition expenses, net	5,709	(707)	10,301	2,458
Restructuring expenses	1,925	1,960	4,944	13,656
Impairment charges	—	3,324	—	3,324
Other adjustments	(355)	970	(633)	2,061
Non-GAAP tax adjustments	(4,211)	3,436	(19,345)	(1,646)
Total GAAP net income (loss) adjustments	44,379	51,597	146,674	187,561
Non-GAAP net income attributable to Verint Systems Inc.	$71,685	$68,694	$212,665	$180,934

Table Comparing GAAP Diluted Net Income (Loss) Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income (loss) per common share attributable to Verint Systems Inc.	$0.41	$0.26	$1.00	$(0.10)
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$1.08	$1.05	$3.21	$2.81

GAAP weighted-average shares used in computing diluted net income (loss) per common share attributable to Verint Systems Inc.	66,504	65,139	66,245	63,312
Additional weighted-average shares applicable to non-GAAP diluted net income per common share attributable to Verint Systems Inc.	—	—	—	1,046
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.	66,504	65,139	66,245	64,358

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. to Adjusted EBITDA

GAAP net income (loss) attributable to Verint Systems Inc.	$27,306	$17,097	$65,991	$(6,627)
As a percentage of GAAP revenue	8.3%	5.4%	5.4%	(0.6)%
Net income attributable to noncontrolling interest	1,002	1,189	4,229	3,173
Provision for income taxes	5,389	12,850	7,542	22,354
Other expense, net	9,855	5,121	36,473	29,730
Depreciation and amortization(2)	22,007	25,226	86,242	102,878
Revenue adjustments	6,433	3,995	15,352	15,229
Stock-based compensation expenses	16,148	18,913	66,657	69,366
Acquisition expenses, net	5,651	(859)	9,927	1,596
Restructuring expenses	1,927	1,953	4,944	13,506
Impairment charges	—	3,324	—	3,324
Other adjustments	(355)	970	(633)	2,061
Adjusted EBITDA	$95,363	$89,779	$296,724	$256,590
As a percentage of non-GAAP revenue	28.3%	27.8%	23.8%	22.3%

Table of Reconciliation from Gross Debt to Net Debt			January 31, 2019	January 31, 2018

Current maturities of long-term debt	$4,343	$4,500
Long-term debt	777,785	768,484
Unamortized debt discounts and issuance costs	36,589	50,141
Gross debt	818,717	823,125
Less:
Cash and cash equivalents	369,975	337,942
Restricted cash and cash equivalents, and restricted time deposits	42,262	33,303
Short-term investments	32,329	6,566
Net debt, excluding long-term restricted cash, cash equivalents, time deposits, and investments	374,151	445,314
Long-term restricted cash, cash equivalents, time deposits and investments	23,193	28,402
Net debt, including long-term restricted cash, cash equivalents, time deposits, and investments	$350,958	$416,912

 (1) For the three months ended January 31, 2019, non-GAAP other expense, net of $5.9 million was comprised of $5.4 million of interest and other expense, and $0.5 million of foreign exchange charges primarily related to balance sheet transactions.

(2) Adjusted for financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	January 31,
(in thousands, except share and per share data)	2019	2018
Assets
Current Assets:
Cash and cash equivalents	$369,975	$337,942
Restricted cash and cash equivalents, and restricted bank time deposits	42,262	33,303
Short-term investments	32,329	6,566
Accounts receivable, net of allowance for doubtful accounts of $3.8 million and $2.2 million, respectively	375,663	296,324
Contract assets	63,389	—
Inventories	24,952	19,871
Deferred cost of revenue	10,302	6,096
Prepaid expenses and other current assets	87,474	82,090
Total current assets	1,006,346	782,192
Property and equipment, net	100,134	89,089
Goodwill	1,417,481	1,388,299
Intangible assets, net	225,183	226,093
Capitalized software development costs, net	13,342	9,228
Long-term deferred cost of revenue	4,630	2,804
Deferred income taxes	21,040	30,878
Other assets	78,871	52,037
Total assets	$2,867,027	$2,580,620

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$71,621	$84,639
Accrued expenses and other current liabilities	208,481	220,265
Current maturities of long-term debt	4,343	4,500
Contract liabilities	377,376	196,107
Total current liabilities	661,821	505,511
Long-term debt	777,785	768,484
Long-term contract liabilities	30,094	24,519
Deferred income taxes	43,171	35,305
Other liabilities	93,352	114,465
Total liabilities	1,606,223	1,448,284
Commitments and Contingencies
Stockholders' Equity:
Preferred stock - $0.001 par value; authorized 2,207,000 shares at January 31, 2019 and 2018, respectively; none issued.	—	—
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 66,998,000 and 65,497,000 shares; outstanding 65,333,000 and 63,836,000 shares at January 31, 2019 and 2018, respectively	67	65
Additional paid-in capital	1,586,266	1,519,724
Treasury stock, at cost - 1,665,000 and 1,661,000 shares at January 31, 2019 and 2018, respectively	(57,598)	(57,425)
Accumulated deficit	(134,274)	(238,312)
Accumulated other comprehensive loss	(145,225)	(103,460)
Total Verint Systems Inc. stockholders' equity	1,249,236	1,120,592
Noncontrolling interests	11,568	11,744
Total stockholders' equity	1,260,804	1,132,336
Total liabilities and stockholders' equity	$2,867,027	$2,580,620

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Year Ended January 31,
(in thousands)	2019	2018
Cash flows from operating activities:
Net income (loss)	$70,220	$(3,454)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	88,915	105,730
Provision for doubtful accounts	2,746	559
Stock-based compensation, excluding cash-settled awards	66,657	69,296
Amortization of discount on convertible notes	11,850	11,243
Benefit from deferred income taxes	(3,017)	(7,533)
Non-cash (gains) losses on derivative financial instruments, net	(2,511)	17
Losses on early retirements of debt	—	2,150
Other non-cash items, net	(2,328)	(428)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(21,520)	(23,512)
Contract assets	5,751	—
Inventories	(8,208)	(2,865)
Deferred cost of revenue	1,400	282
Prepaid expenses and other assets	(6,153)	(2,030)
Accounts payable and accrued expenses	(15,648)	10,158
Contract liabilities	32,919	9,686
Other liabilities	(7,328)	8,599
Other, net	1,506	(1,571)
Net cash provided by operating activities	215,251	176,327

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	(90,022)	(102,978)
Purchases of property and equipment	(31,686)	(35,530)
Purchases of investments	(59,065)	(11,875)
Maturities and sales of investments	33,118	8,721
Settlements of derivative financial instruments not designated as hedges	1,335	(1,558)
Cash paid for capitalized software development costs	(7,320)	(3,126)
Change in restricted bank time deposits, including long-term portion	(21,304)	362
Other investing activities	(779)	(210)
Net cash used in investing activities	(175,723)	(146,194)

Cash flows from financing activities:
Proceeds from borrowings, net of original issuance discount	—	444,341
Repayments of borrowings and other financing obligations	(5,983)	(431,888)
Payments of equity issuance, debt issuance, and other debt-related costs	(206)	(7,137)
Proceeds from exercises of stock options	4	—
Dividends paid to noncontrolling interest	(4,409)	(3,304)
Purchases of treasury stock	(173)	—
Payments of contingent consideration for business combinations (financing portion) and other financing activities	(11,114)	(7,515)
Net cash used in financing activities	(21,881)	(5,503)
Foreign currency effects on cash, cash equivalents, restricted cash, and restricted cash equivalents	(3,158)	4,251
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	14,489	28,881
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of year	398,210	369,329
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of year	$412,699	$398,210

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period to the condensed consolidated balance sheets:
Cash and cash equivalents	$369,975	$337,942
Restricted cash and cash equivalents included in restricted cash and cash equivalents, and restricted bank time deposits	40,152	32,955
Restricted cash and cash equivalents included in other assets	2,572	27,313
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$412,699	$398,210

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

	GAAP Revenue		Non-GAAP Revenue
(in thousands, except percentages)	Three Months Ended	Year Ended	Three Months Ended	Year Ended
Total Revenue
Revenue for the three months and year ended January 31, 2018	$318,731	$1,135,229	$322,726	$1,150,458
Revenue for the three months and year ended January 31, 2019	$330,230	$1,229,747	$336,663	$1,245,099
Revenue for the three months and year ended January 31, 2019 at constant currency(1)	$335,000	$1,230,000	$341,000	$1,245,000
Reported period-over-period revenue growth	3.6%	8.3%	4.3%	8.2%
% impact from change in foreign currency exchange rates	1.5%	—%	1.4%	—%
Constant currency period-over-period revenue growth	5.1%	8.3%	5.7%	8.2%

Customer Engagement
Revenue for the three months and year ended January 31, 2018	$208,424	$740,067	$212,330	$755,038
Revenue for the three months and year ended January 31, 2019	$211,557	$796,287	$217,790	$811,346
Revenue for the three months and year ended January 31, 2019 at constant currency(1)	$214,000	$796,000	$220,000	$811,000
Reported period-over-period revenue growth	1.5%	7.6%	2.6%	7.5%
% impact from change in foreign currency exchange rates	1.2%	—%	1.0%	(0.1)%
Constant currency period-over-period revenue growth	2.7%	7.6%	3.6%	7.4%

Cyber Intelligence
Revenue for the three months and year ended January 31, 2018	$110,307	$395,162	$110,396	$395,420
Revenue for the three months and year ended January 31, 2019	$118,673	$433,460	$118,873	$433,753
Revenue for the three months and year ended January 31, 2019 at constant currency(1)	$121,000	$434,000	$121,000	$434,000
Reported period-over-period revenue growth	7.6%	9.7%	7.7%	9.7%
% impact from change in foreign currency exchange rates	2.1%	0.1%	1.9%	0.1%
Constant currency period-over-period revenue growth	9.7%	9.8%	9.6%	9.8%

(1) Revenue for the three months and year ended January 31, 2019 at constant currency is calculated by translating current-period foreign currency revenue into U.S. dollars using average foreign currency exchange rates for the three months and year ended January 31, 2018 rather than actual current-period foreign currency exchange rates.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 7
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Customer Engagement Cloud Revenue, Recurring Revenue,
and Cloud Annualized Recurring Revenue ("ARR") calculations using GAAP and Non-GAAP Cloud Revenue
(Unaudited)

	Year Ended January 31,
(in thousands)	2019	2018
Table of Reconciliation from GAAP Cloud Revenue to Non-GAAP Cloud Revenue

Customer Engagement
Cloud revenue - GAAP	$150,743	$122,043
Estimated revenue adjustments	14,690	12,976
Cloud revenue - non-GAAP	$165,433	$135,019

Table of Reconciliation from GAAP Recurring Revenue to Non-GAAP Recurring Revenue

Customer Engagement
Recurring revenue - GAAP	$465,671	$425,611
As a percentage of GAAP revenue	58.5%	57.5%
Estimated revenue adjustments	15,059	14,971
Recurring revenue - non-GAAP	$480,730	$440,582
As a percentage of non-GAAP revenue	59.3%	58.4%

Cloud ARR calculations using GAAP and Non-GAAP Cloud Revenue

Customer Engagement
Cloud ARR - calculated using GAAP cloud revenue	$176,648	$126,329
Estimated revenue adjustments	23,188	11,699
Cloud ARR - calculated using non-GAAP cloud revenue	$199,836	$138,028

Table 8
VERINT SYSTEMS INC. AND SUBSIDIARIES
Estimated GAAP and Non-GAAP Fully Allocated Gross Margins
(Unaudited)

	Three Months Ended January 31,
	2019			2018
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
GAAP product revenue	$65,476	$61,598	$127,074	$61,628	$58,978	$120,606
GAAP service revenue	146,081	57,075	203,156	146,796	51,329	198,125
Total GAAP revenue	211,557	118,673	330,230	208,424	110,307	318,731

Products costs	8,564	19,256	27,820	10,029	21,711	31,740
Service expenses	52,606	18,034	70,640	49,387	16,730	66,117
Amortization of acquired technology	5,043	1,481	6,524	5,998	3,972	9,970
Stock-based compensation expenses (1)	1,063	514	1,577	2,101	496	2,597
Shared support service allocation (2)	2,574	1,440	4,014	2,283	1,198	3,481
Total GAAP cost of revenue	69,850	40,725	110,575	69,798	44,107	113,905

GAAP gross profit	$141,707	$77,948	$219,655	$138,626	$66,200	$204,826
GAAP gross margin	67.0%	65.7%	66.5%	66.5%	60.0%	64.3%
Revenue adjustments	6,233	200	6,433	3,906	89	3,995
Amortization of acquired technology	5,043	1,481	6,524	5,998	3,972	9,970
Stock-based compensation expenses (1)	1,063	514	1,577	2,101	496	2,597
Acquisition expenses, net (3)	233	125	358	14	8	22
Restructuring expenses (3)	234	132	366	187	99	286
Non-GAAP gross profit	$154,513	$80,400	$234,913	$150,832	$70,864	$221,696
Non-GAAP gross margin	70.9%	67.6%	69.8%	71.0%	64.2%	68.7%

	Year Ended January 31,
	2019			2018
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
GAAP product revenue	$221,721	$232,929	$454,650	$184,205	$215,457	$399,662
GAAP service revenue	574,566	200,531	775,097	555,862	179,705	735,567
Total GAAP revenue	796,287	433,460	1,229,747	740,067	395,162	1,135,229

Products costs	35,018	90,553	125,571	34,657	92,358	127,015
Service expenses	208,097	69,583	277,680	197,638	61,463	259,101
Amortization of acquired technology	17,985	7,418	25,403	22,210	16,006	38,216
Stock-based compensation expenses (1)	4,427	1,308	5,735	6,848	1,617	8,465
Shared support service allocation (2)	9,665	5,159	14,824	9,177	4,813	13,990
Total GAAP cost of revenue	275,192	174,021	449,213	270,530	176,257	446,787

GAAP gross profit	$521,095	$259,439	$780,534	$469,537	$218,905	$688,442
GAAP gross margin	65.4%	59.9%	63.5%	63.4%	55.4%	60.6%
Revenue adjustments	15,059	293	15,352	14,971	258	15,229
Amortization of acquired technology	17,985	7,418	25,403	22,210	16,006	38,216
Stock-based compensation expenses (1)	4,427	1,308	5,735	6,848	1,617	8,465
Acquisition expenses, net (3)	226	121	347	74	39	113
Restructuring expenses (3)	980	523	1,503	1,458	765	2,223
Non-GAAP gross profit	$559,772	$269,102	$828,874	$515,098	$237,590	$752,688
Non-GAAP gross margin	69.0%	62.0%	66.6%	68.2%	60.1%	65.4%

 (1) Represents the stock-based compensation expenses applicable to cost of revenue, allocated proportionally to our year ended January 31, 2019, when filed, annual operations and service expense wages for each segment, and the stock-based compensation expenses applicable to cost of revenue, allocated proportionally to our year ended January 31, 2018 annual operations and service expense wages for each segment, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

 (2) Represents the portion of our shared support expenses (as disclosed in footnote 16 to our January 31, 2019 Form 10-K, when filed) applicable to cost of revenue, allocated proportionally to our year ended January 31, 2019 annual non-GAAP segment revenue, and our shared support expenses (as disclosed in footnote 15 to our January 31, 2018 Form 10-K) applicable to cost of revenue, allocated proportionally to our year ended January 31, 2018 annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

 (3) Represents the portion of our acquisition expenses, net and restructuring expenses applicable to cost of revenue, allocated proportionally to our year ended January 31, 2019, when filed, annual non-GAAP segment revenue, and our acquisition expenses, net and restructuring expenses applicable to cost of revenue, allocated proportionally to our year ended January 31, 2018 annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

Table 9
VERINT SYSTEMS INC. AND SUBSIDIARIES
Estimated Non-GAAP Fully Allocated Operating Margins and Estimated Fully Allocated Adjusted EBITDA
(Unaudited)

	Three Months Ended January 31,
	2019			2018
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated

Non-GAAP segment revenue	$217,790	$118,873	$336,663	$212,330	$110,396	$322,726

Segment contribution (1)	91,622	39,048	130,670	90,480	32,183	122,663
Estimated allocation of shared support expenses (2)	27,712	14,791	42,503	26,667	13,984	40,651
Estimated non-GAAP operating income	63,910	24,257	88,167	63,813	18,199	82,012
Depreciation and amortization (3)	4,692	2,504	7,196	5,095	2,672	7,767
Estimated adjusted EBITDA	$68,602	$26,761	$95,363	$68,908	$20,871	$89,779

Estimated non-GAAP fully allocated operating margin	29.3%	20.4%	26.2%	30.1%	16.5%	25.4%
Estimated fully allocated adjusted EBITDA margin	31.5%	22.5%	28.3%	32.5%	18.9%	27.8%

	Year Ended January 31,
	2019			2018
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated

Non-GAAP segment revenue	$811,346	$433,753	$1,245,099	$755,038	$395,420	$1,150,458

Segment contribution (1)	316,776	114,012	430,788	286,236	94,585	380,821
Estimated allocation of shared support expenses (2)	106,858	57,035	163,893	103,465	51,208	154,673
Estimated non-GAAP operating income	209,918	56,977	266,895	182,771	43,377	226,148
Depreciation and amortization (3)	19,449	10,380	29,829	19,970	10,472	30,442
Estimated adjusted EBITDA	$229,367	$67,357	$296,724	$202,741	$53,849	$256,590

Estimated non-GAAP fully allocated operating margin	25.9%	13.1%	21.4%	24.2%	11.0%	19.7%
Estimated fully allocated adjusted EBITDA margin	28.3%	15.5%	23.8%	26.9%	13.6%	22.3%

(1) See footnote 16 to our January 31, 2019 Form 10-K, when filed.

 (2) Represents our shared support expenses (as disclosed in footnote 16 to our January 31, 2019 Form 10-K, when filed, and in footnote 15 to our January 31, 2018 Form 10-K), allocated proportionally to our non-GAAP segment revenue for the years ended January 31, 2019 and January 31, 2018, respectively, which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

 (3) Represents certain depreciation and amortization expenses, which are otherwise included in our non-GAAP operating income, allocated proportionally to our non-GAAP segment revenue for the years ended January 31, 2019 and January 31, 2018, respectively, which we believe provides a reasonable approximation for purposes of understanding the relative adjusted EBITDA of our two businesses.

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP recurring revenue, non-GAAP cloud revenue, cloud annualized recurring revenue (ARR) calculation using non-GAAP cloud revenue, non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP other income (expense), net, non-GAAP provision (benefit) for income taxes and non-GAAP effective income tax rate, non-GAAP net income attributable to Verint Systems Inc., non-GAAP net income per common share attributable to Verint Systems Inc., adjusted EBITDA, net debt, constant currency measures, estimated GAAP and non-GAAP fully allocated gross margins, and estimated non-GAAP fully allocated operating margins. The tables above include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:

•
facilitating the comparison of our financial results and business trends between periods, including by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,

•	facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and

•	allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Revenue adjustments. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to cloud services and customer support contracts acquired in a business acquisition, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies.  We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain foreign currency derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges.  These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures.

Amortization of convertible note discount. Our non-GAAP financial measures exclude the amortization of the imputed discount on our convertible notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we are required to recognize imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our $400.0 million of 1.50% convertible notes. This difference is excluded from our non-GAAP financial measures because we believe that this expense is based upon subjective assumptions and does not reflect the cash cost of our convertible debt.

Losses and expenses on early retirements or modifications of debt. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt, and expenses incurred to modify debt terms, because we believe they are not reflective of our ongoing operations.

Acquisition expenses, net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses, including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Impairment charges and other adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those already included within restructuring or acquisition activity), rent expense for redundant facilities, gains or losses on sales of property, gains or losses on settlements of certain legal matters, and certain professional fees unrelated to our ongoing operations, all of which are unusual in nature and can vary significantly in amount and frequency.

Non-GAAP income tax adjustments. We exclude our GAAP provision (benefit) for income taxes from our non-GAAP measures of net income attributable to Verint Systems Inc., and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ended January 31, 2019 was 11.0%, and was 11.5% for the year ended January 31, 2018. We evaluate our non-GAAP effective income tax rate on an ongoing basis and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Customer Engagement Cloud and Recurring Revenue Metrics

Recurring revenue, on both a GAAP and non-GAAP basis, is the portion of our revenue that we believe is likely to be renewed in the future, and primarily consists of initial and renewal post contract support, SaaS subscription licenses, and managed services, which are recognized over time.

Cloud revenue, on both a GAAP and non-GAAP basis, primarily consists of SaaS subscription licenses and managed services, which are recognized over time.

Cloud annualized recurring revenue ("ARR") is calculated using GAAP and non-GAAP cloud revenue excluding term-based license revenue recognized in our most recently completed three-month period on an annualized basis, plus term-based license GAAP and non-GAAP revenue recognized during the most recent trailing 12-month period.

We believe that recurring revenue, cloud revenue, and cloud annualized recurring revenue provide investors with useful insight into the nature and sustainability of our revenue streams. The recurrence of these revenue streams in future periods depends on a number of factors including contractual periods and customers' renewal decisions. Please see “Revenue adjustments” above for an explanation for why we present these revenue numbers on both a GAAP and non-GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, revenue adjustments, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation, accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long-term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities, and believe that it provides useful information to investors.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period foreign currency results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook for revenue, operating margin, and diluted earnings per share, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. We periodically report our historical non-GAAP diluted net income per share both inclusive and exclusive of these net foreign exchange gains or losses. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.